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                                                                     Exhibit 8.2

                           [LETTERHEAD OF GRAY CARY]



February 7, 2002



Jaycor, Inc.
3394 Carmel Mountain Road
San Diego, CA 92121


Ladies and Gentlemen:

     We have acted as counsel to Jaycor, Inc., a California corporation (the "Company"), in connection with the transactions described in the Agreement and Plan of Merger and Reorganization dated as of January 21, 2002 (the "Agreement"), among The Titan Corporation, a Delaware corporation ("Parent"), Thunderbird Acquisition Corp., a California corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and the Company. Capitalized terms not otherwise defined herein shall have the same meanings as set forth in the Agreement.

     Parent is filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), a registration statement on Form S-4 (the "Registration Statement") with respect to the common stock of Parent to be issued to the Company shareholders in the Merger in exchange for their common stock of the Company (the "Company Common Stock").

     If the Merger is consummated on the terms and subject to the conditions set forth in the Agreement, then (i) Merger Sub will merge with and into the Company, with the Company being the surviving corporation, and (ii) the holders of shares of the Company Common Stock will be entitled to receive for each share of the Company Common Stock held by them, other than cash in lieu of a fractional share or shares as to which appraisal rights have been perfected under applicable law, the number of shares of the Parent Common Stock as determined pursuant to the Agreement.

     This opinion is being rendered pursuant to the requirements of Item 21(a) of Form S-4 under the Securities Act. In connection with this opinion, we have examined, and are familiar with: (i) the Agreement (including all exhibits and schedules attached thereto), (ii) the Registration Statement and the Proxy Statement/Prospectus which is contained in and made part of the Registration Statement (the "Proxy Statement/Prospectus"), and (iii) such other presently existing documents, records and matters of law as we have deemed appropriate in order to enable us to render this opinion.

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Jaycor, Inc.
February 7, 2002
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     In rendering this opinion, we have assumed the following (without any independent investigation or review thereof):

     1. The legal capacity of all natural persons, the authenticity of original documents submitted to us, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such copies, the genuineness of all signatures and the due execution and delivery of all documents;

     2. The due execution and delivery of the tax representation letters to be received from both Parent and the Company;

     3. The truth and accuracy at all relevant times of the representations, warranties and statements of fact made or to be made by Parent, Merger Sub, the Company and their respective management, employees, officers, directors and stockholders in connection with the Merger, including, but not limited to, those set forth in the Agreement;

     4. Any representation or statement made "to the knowledge of" or similarly qualified is correct without such qualification;

     5. The Merger will be consummated in accordance with the Agreement without any waiver or breach of any material provision thereof, and the Merger will be effective under applicable state law;

     6. The Merger will be reported by Parent, Merger Sub and the Company on their respective federal income tax returns in a manner consistent with treatment of the Merger as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

     7. An opinion of Cooley Godward LLP, counsel to Parent, substantially identical in substance to this opinion, has been delivered and not withdrawn.

     In addition, our opinion is conditioned upon the assumption that after the Merger the Company will hold substantially all of the properties it held immediately prior to the Merger within the meaning of Section 368(a)(2)(E)(i) of the Code. While there is no statutory definition of what constitutes "substantially all," the Internal Revenue Services's present "safe harbor" guidelines, set forth in Revenue Procedure 77-37, 1977-2 C.B. 568, provide that if, after the Merger, the Company holds at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets held by the Company immediately prior to the Merger, it will hold "substantially all" of its properties. If the Internal Revenue Services's safe-harbor test is not satisfied, a "facts and circumstances test" is used to determine whether after the Merger the Company held "substantially all" of the properties the Company held immediately prior to the Merger.

     Immediately prior to the Merger, the Company intends to distribute all of the preferred stock of Jaycor Tactical Systems, Inc. ("JTS"), then held by the Company, as a pro rata dividend with respect to shares of Company common stock outstanding. Such distribution of stock will be taken into account in determining whether the "substantially all" requirement discussed above is satisfied. The valuation of such stock, however, is difficult to determine due to the inherently uncertain value of stock in a nonpublicly traded company. The Company intends to obtain an independent appraisal of the value of the JTS stock at the time of the distribution to the Company shareholders.

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Jaycor, Inc.
February 7, 2002
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Additionally, the Company has represented to both us and to Cooley Godward
LLP that the fair market value of the JTS preferred stock to be distributed is less than 10% of the fair market value of the net assets and less than 30% of the fair market value of the gross assets held by the Company immediately prior to the Merger.

     Based upon and subject to (i) the Merger being consummated in the manner described in the Agreement, (ii) the accuracy of the Registration Statement and the Proxy Statement/Prospectus and the facts concerning the Merger that have come to our attention during our engagement, and (iii) certain representations made or to be made by Parent, Merger Sub and the Company pursuant to the Agreement or in connection with the issuance of our opinion, we are of the opinion that:

     1. For United States federal income tax purposes, the Merger should constitute a reorganization within the meaning of Section 368(a) of the Code, and

     2. The discussion in the Proxy Statement/Prospectus included as part of the Registration Statement under the caption "The Merger -- Material Federal Income Tax Consequences" (the "Tax Section"), insofar as it relates to statements of law or legal conclusions, sets forth the material federal income tax considerations generally applicable to the Merger and is correct in all material respects based upon current law and the facts and assumptions stated or referred to therein.

     We express no opinion as to whether such description in the Tax Section addresses all of the United States federal income tax consequences of the Merger that may be applicable to Parent, Merger Sub, the Company, or to any particular Parent stockholder or Company shareholder. In particular, we express no opinion regarding the tax consequences of (i) the creation or use of the Escrow Fund under the Agreement, (ii) any transfers to or from the Escrow Fund by Parent or the shareholders of the Company, or (iii) any tax consequences to the ESOP or its participants and beneficiaries. In addition, we express no opinion as to United States federal, state, local, foreign or other tax consequences, other than as set forth in the Tax Section. Because this opinion is being delivered prior to the Effective Time of the Merger, it must be considered prospective and dependent upon future events. There can be no assurance that changes in the law will not take place which could affect the United States federal income tax consequences of the Merger or that contrary positions may not be taken by the Internal Revenue Service.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the references to our firm name in the Tax Section. By giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder (the "Rules"), nor do we hereby admit that we are experts with respect to any part of the Registration Statement within the Securities Act or the Rules.

     No opinion is expressed as to any federal income tax consequence of the Merger or the other transactions contemplated by the Agreement except as specifically set forth herein. This opinion may not be relied upon except with respect to the consequences specifically discussed herein. By rendering this opinion, we undertake no responsibility to update this opinion after the date hereof for any reason, including but not limited to, any new or changed facts or law which come to our attention after the date hereof. This opinion is being delivered to you solely in connection with the filing of the Registration Statement and is intended only for the benefit of the

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Jaycor, Inc.
February 7, 2002
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Company and its shareholders.  This opinion may not be relied upon or utilized for any other purpose or by any other person or entity without our prior written consent.

Very truly yours,

/s/ GRAY CARY WARE & FREIDENRICH LLP

GRAY CARY WARE & FREIDENRICH LLP